UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2010

STAPLES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Approval of Long Term Cash Incentive Plan.  On June 7, 2010, the stockholders of Staples, Inc. (the “Company”) approved the Staples, Inc. Long Term Cash Incentive Plan (the “Incentive Plan”).  Grants of performance-based cash awards under the Incentive Plan are intended to replace certain long term equity awards that have historically been granted to officers of the Company.  The Incentive Plan provides for long term cash incentives based upon a three year performance cycle.  Awards under the Incentive Plan are based on the Company’s performance or the performance of its business units measured against specific performance objectives established separately for each of the three fiscal years of such performance cycle.

Administration.   The Incentive Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee will have broad authority to determine target awards, select business criteria, establish performance objectives, adopt rules and regulations relating to the Incentive Plan, and make decisions and interpretations regarding the provisions of the Incentive Plan, including satisfaction of performance goals and payment of awards.

Target Awards.  Each participant will have a target award established within 90 days of the beginning of the performance cycle, which will remain fixed for the balance of the performance cycle. One-third of the target award will be applied as a target amount for each of the three fiscal years within the performance cycle. Target awards will be expressed as a fixed dollar amount or a percentage of the base salary of the participant determined at the time the target award is established. The target awards will be determined by the Compensation Committee based upon the participant’s job level and responsibilities and may vary for different participants and business units.

Performance Goals.  Within 90 days after the beginning of each fiscal year, the Compensation Committee will establish specific performance goals for that fiscal year. The performance goals for each fiscal year will be based on one or more of the following business criteria: sales, earnings per share, return on net assets, return on equity, adjusted operating profit, free cash flow, total shareholder return, net income and customer service levels. The Committee may determine that special one-time or extraordinary gains, losses and/or events, including without limitation as a result of certain acquisitions or divestitures and changes in accounting principles, should or should not be included in determining whether such performance goals have been met.

Payment of Awards.  At the end of the performance cycle, the Compensation Committee will determine the amount of the payment to be made to a participant by adding the amount earned in relation to the performance goals achieved in each of the three fiscal years and, subject to the other provisions of the Incentive Plan, pay that sum to the participant within 90 days of the end of the performance cycle after certifying the performance results.  The maximum award payable to any executive officer for any fiscal year will be $7 million.

This summary of the Incentive Plan is qualified by reference to the full text of the Incentive Plan, which is included as Appendix A to the Company’s 2010 Proxy Statement as filed with the Securities and Exchange Commission on April 26, 2010 and is attached to this report as Exhibit 10.1, which is incorporated herein by reference as though it were fully set forth herein.

(b)           Amendment to Amended and Restated Supplemental Executive Retirement Plan.   Effective June 7, 2010, the Amended and Restated Supplemental Executive Retirement Plan (“SERP”) was amended to reflect the adoption of the Incentive Plan.  The SERP is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

(c)           Approval of Amendment to the Stock Incentive Plan.   The Company’s stockholders also approved on June 7, 2010 an amendment to Staples’ Amended and Restated 2004 Stock Incentive Plan (the “Equity Plan”) to increase the total number of shares of common stock authorized for issuance under the

Equity Plan by 20,000,000 shares, from 77,430,000 shares to 97,430,000 shares and to amend the material terms of the performance goals of the Equity Plan.  The Equity Plan is attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 7, 2010, Staples held its Annual Meeting of Stockholders at which the Company’s stockholders took the following actions:

1.                                            Staples’ stockholders elected the following directors to its board:

DIRECTOR	FOR	AGAINST	ABSTAIN

Basil L. Anderson	605,887,339	2,924,182	342,137

Arthur M. Blank	592,322,640	16,486,506	344,512

Mary Elizabeth Burton	604,249,315	4,577,844	326,499

Justin King	607,771,044	1,033,371	349,243

Carol Meyrowitz	590,544,238	18,178,199	431,221

Rowland T. Moriarty	596,424,715	12,377,198	351,745

Robert C. Nakasone	603,344,435	5,458,547	350,676

Ronald L. Sargent	591,005,051	17,812,080	336,527

Elizabeth A. Smith	591,798,794	17,019,848	335,016

Robert E. Sulentic	590,702,670	18,073,893	377,095

Vijay Vishwanath	591,748,440	17,028,470	376,748

Paul F. Walsh	604,637,801	4,141,256	374,601

There were 45,920,529  broker non-votes for each director.

2.             Staples’ stockholders voted to approve the Staples, Inc. Long Term Cash Incentive Plan by a vote of 592,425,406 shares of common stock for, 16,234,588 shares of common stock against and 493,664 shares of common stock abstaining.  There were 45,920,529 broker non-votes on this matter.  Please see Item 5.02(a) for further information about the plan.

3.             Staples’ stockholders voted to approve an amendment to Staples’ Amended and Restated 2004 Stock Incentive Plan increasing the total number of shares of common stock authorized for issuance under the plan by 20,000,000 shares, from 77,430,000 shares to 97,430,000 shares by a vote of 532,447,198 shares of common stock for, 76,320,494 shares of common stock against and 385,966 shares of common stock abstaining.  There were 45,920,529 broker non-votes on this matter.  Please see Item 5.02(c) for further information about the plan.

4.             Staples’ stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year by a vote of 649,288,499 shares of common stock for, 5,503,702 shares of common stock against and 281,986  shares of common stock abstaining.

5.             The shareholder proposal regarding the ability of shareholders to act by majority written consent was approved by a vote of 345,575,908 shares of common stock for, 261,883,669  shares of common stock against and 1,694,081 shares of common stock abstaining.  There were 45,920,529 broker non-votes on this matter.

6.             The shareholder proposal providing shareholders owning 10% of the outstanding shares with the ability to call special meetings was rejected by a vote of 227,676,339 shares of common stock for, 379,135,904 shares of common stock against and 2,341,415 shares of common stock abstaining.  There were 45,920,529 broker non-votes on this matter.

Item 8.01   Other Events

On June 7, 2010, the Company issued a press release announcing its Q2 2010 dividend and the planned resumption of its share repurchase program.  The press release is attached to this report as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	Staples, Inc.

	By:	/S/ KRISTIN CAMPBELL
Kristin A. Campbell
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Staples, Inc. Long Term Cash Incentive Plan
10.2	Amended and Restated Supplemental Executive Retirement Plan
10.3	Amended and Restated 2004 Stock Incentive Plan
99.1	Press Release